UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2024

SUMMIT HOTEL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35074	27-2962512
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

13215 Bee Cave Parkway, Suite B-300
Austin, TX  78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Summit Hotel Properties, Inc. (the “Company”) previously adopted, subject to stockholder approval, the Summit Hotel Properties, Inc. 2024 Equity Incentive Plan (the "2024 Plan"), which was approved by the Company’s stockholders on May 22, 2024 at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”), as described below. Upon stockholder approval of the 2024 Plan, the 2024 Plan became effective and superseded and replaced in its entirety the Summit Hotel Properties, Inc. 2011 Equity Incentive Plan, as amended in 2015 and 2021 (the "2011 Plan"). No further awards will be granted under the 2011 Plan; however, the terms and conditions of the 2011 Plan will continue to govern any outstanding awards granted thereunder.

Employees and consultants of the Company and its subsidiaries, as well as members of the Board, are eligible to receive awards under the 2024 Plan. The 2024 Plan provides for the grant of stock options, stock appreciation rights, stock awards, performance unit awards, other equity-based awards, and incentive awards to eligible individuals. Subject to adjustments for changes in capitalization and the 2024 Plan's share counting provisions, as of May 22, 2024 (the "Effective Date"), an aggregate of 4,406,174 shares of common stock may be issued pursuant to awards granted under the 2024 Plan, less one share for every one share granted under the 2021 Plan after March 29, 2024 and prior to the Effective Date. The 4,406,174 shares reflect 1,271,174 shares that remained available for grant under the 2011 Plan as of March 29, 2024, plus 3,135,000 newly authorized shares approved by the Company's stockholders on the Effective Date.

The foregoing description of the 2024 Plan is qualified in its entirety by reference to the text of such plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 22, 2024, the Company held its Annual Meeting. There were 89,979,940 shares of common stock of the Company represented in person or by proxy at the meeting, constituting 83.62% of the outstanding shares of common stock on March 6, 2024, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below

Proposal 1: To elect eight directors to the Company’s Board of Directors.

Name	For	Against	Abstain	Broker Non-Votes
Bjorn R. L. Hanson	78,900,454	4,490,842	19,504	6,569,140
Jeffrey W. Jones	82,134,295	1,261,965	14,540	6,569,140
Kenneth J. Kay	81,874,639	1,518,948	17,213	6,569,140
Mehulkumar B. Patel	83,098,605	292,786	19,409	6,569,140
Amina Belouizdad Porter	79,663,996	3,729,828	16,976	6,569,140
Jonathan P. Stanner	82,221,359	1,172,337	17,104	6,569,140
Thomas W. Storey	79,040,286	4,353,411	17,103	6,569,140
Hope S. Taitz	64,482,540	18,911,293	16,967	6,569,140

All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the Company’s 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified.

Proposal 2: To ratify the appointment of Ernst & Young LLP.

For	Against	Abstain	Broker Non-Votes
88,890,617	1,073,852	15,471	N/A

At the Annual Meeting, stockholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 3: To approve an advisory (non-binding) resolution approving the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
80,999,213	2,356,819	54,768	6,569,140

At the Annual Meeting, stockholders approved, on an advisory (non-binding) basis, a resolution approving the compensation of the Company’s named executive officers.

Proposal 4: To approve, on an advisory (non-binding) basis, the frequency of advisory (non-binding) votes to approve the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
81,044,210	58,267	2,271,627	36,696	N/A

At the Annual Meeting, a majority of the votes cast on Proposal 4, which is commonly referred to as a “say-when-on-pay vote”, were cast in favor of holding future say-on-pay votes annually. In light of the outcome of this advisory vote, the Board of Directors has determined that future say-on-pay votes will be submitted to stockholders annually until the next required say-when-on-pay vote. The Company is required to conduct an advisory vote on the frequency of future advisory votes on executive compensation every six years.

Proposal 5: To approve the Summit Hotel Properties, Inc. 2024 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
78,882,040	4,470,900	57,860	6,569,140

At the Annual Meeting, stockholders approved the Company’s 2024 Equity Incentive Plan.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Summit Hotel Properties, Inc. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

Date: May 23, 2024	By:	/s/ Christopher R. Eng
Christopher R. Eng Executive Vice President, General Counsel, Chief Risk Officer and Secretary